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                                SINGLETON FAMILY
                             VOTING TRUST AGREEMENT
                  FOR AFFILIATED NEWSPAPERS INVESTMENTS, INC.


         This Agreement is made this 20th day of May, 1994 by and between (i) The Singleton Family Irrevocable Trust by Howell E. Begle, Jr. and Patricia Robinson, Trustees (the "Irrevocable Trust"), and The Singleton Family Revocable Trust by William Dean Singleton and Howell E. Begle, Jr., Trustees (the "Revocable Trust") (the Irrevocable Trust and the Revocable Trust are collectively referred to herein as the "Shareholders") and (ii) Howell E. Begle, Jr. as voting trustee hereunder (hereinafter referred to as the "Voting Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders are the respective owners of (i) three hundred thirty two thousand two hundred twenty five (332,225) shares of Class D Common Stock, no par value per share (the "ANI Class D Common Stock") of Affiliated Newspapers Investments, Inc. ("ANI" or the "Company"), (ii) seven hundred thirty eight thousand forty five (738,045) shares of Class G Common Stock, no par value per share of ANI (the "ANI Class G Common Stock") and (iii) one hundred fifteen (115) shares of Class N Common Stock, no par value per share of ANI (the "ANI Class N Common Stock") (the ANI Class D Common Stock, ANI Class G Common stock and ANI Class N Common Stock is sometimes collectively referred to herein as the "Stock").

         WHEREAS, the Shareholders believe it to be in their best interests to unite the voting powers held by them as shareholders of the Company and to assign, transfer and vest the same in the hands of the Voting Trustee; and

         WHEREAS, Howell E. Begle, Jr. has agreed to serve as Voting Trustee with respect to the Shareholders' Stock;

         NOW, THEREFORE, it is agreed between the parties as follows:

         1. Voting Trust Agreement. Copies of this Voting Trust Agreement shall be filed in the principal office of the Company and in the registered office of the Company in the State of Delaware and shall be open to the inspection of any stockholder of the Company, as well as any beneficiary of the trust under this Agreement, daily during business hours. All Voting Trust Certificates issued as hereinafter provided shall be issued, received, and held subject to all of the terms of this Agreement.
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Each of the Shareholders shall be entitled to receive a Voting Trust
Certificate representing the Stock held by each Shareholder, and all transferees and assigns of each of the Shareholders, upon accepting Voting Trust Certificates issued hereunder, shall be bound by the provisions of this Agreement.

         2.      Transfer of Stock Shares to Trustee.

                 (a) Upon the execution of this Agreement, the Irrevocable Trust shall deposit with the Voting Trustee Certificates No. D5 and N7 of the Company (the "Irrevocable Trust Certificates"), representing shares of Class D Common Stock and Class N Common Stock held by the Irrevocable Trust.

                 (b) Upon the death or incapacity of William Dean Singleton, the Revocable Trust will deposit with the Voting Trustee certificates (the "Revocable Trust Certificates") representing the shares of Stock then held by the Revocable Trust.

                 (c) The Certificates shall be endorsed, or accompanied by an appropriate instrument of transfer, so as to enable the Voting Trustee to cause the Company to issue a stock certificate for each Class of Common Stock in the name of the Voting Trustee, as hereinafter provided. Upon receipt by the Voting Trustee of stock certificates from the Company (in exchange for the Certificates), the Voting Trustee shall hold the same subject to the terms of this Agreement, and shall thereupon forthwith issue and deliver to each of the Shareholders a Voting Trust Certificate for the shares of the Company so deposited by them.

         3. Voting Trust Certificate. The Voting Trust Certificate shall be in the form attached as Exhibit A to this Agreement.

         4. Transfer of Certificates. The Voting Trust Certificates shall be transferable at the office of the Voting Trust, c/o Affiliated Newspapers Investments, Inc., Suite 525, 4888 Loop Central Drive, Houston, Texas 77081-2211, by the registered owner thereof. The Voting Trustee may treat the registered holder of the Voting Trust Certificate as the owner thereof for all purposes whatsoever, but he shall not be required to deliver stock certificates hereunder without the surrender of such Voting Trust Certificates.

         5.      Dividends.

                 (a) Prior to the Termination of this Agreement, the holder of each Voting Trust Certificate shall be entitled to receive payments equal to the cash dividends, if any, received by the Voting Trustee upon a like number and class of shares of capital stock of the Company as is called for by each such Voting Trust Certificate. If any dividend in respect of the stock deposited with the Voting Trustee is paid, in whole or in part, in





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stock of the Company having general voting powers, the Voting Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock which are received by it on account of such dividend, and the holder of each Voting Trust Certificate representing Stock on which such stock dividend has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such Voting Trust Certificate.

                 (b) In lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of Voting Trust Certificates pursuant to the provisions of this Agreement, the Voting Trustee may instruct the Company to pay such dividends directly to the holders of the Voting Trust Certificates. Upon such instructions being given by the Voting Trustee to the Company, and until revoked by the Voting Trustee, all liability of the Voting Trustee with respect to such dividends shall cease.

         6.      Rights of Voting Trustee.

                 (a) The Voting Trustee shall have the right with respect to the Shareholders' Stock to exercise in person or by nominee or proxy, all stockholders' voting rights and powers in respect of the Shareholders' Stock and to take part in, or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote shall include, without limitation, the right to vote for the election of directors, in favor of or against any resolution or proposed action which may be presented at any meeting or require the consent of stockholders of the Company, including those pertaining to mortgaging, creating a security interest in, or pledging all or any part of the property of the Company, the dissolution of the Company, or the consolidation, merger, reorganization or recapitalization of the Company.

                 (b) The Voting Trustee, in voting the shares of capital stock of the Company, shall vote such stock in accordance with his best judgment, subject in each instance to the terms of any applicable shareholders' and/or related agreement which may from time to time be in effect.

         7.      Appointment of Voting Trustee.

                 (a) The Voting Trustee hereunder shall be Howell E. Begle, Jr. and the Company's stock certificates to be issued as provided aforesaid shall be issued to and held by the Voting Trustee in the name of "Howell E. Begle, Jr. as Voting Trustee."

                 (b) The Voting Trustee (and any successor trustee) may at any time resign by mailing to the registered holders of Voting Trust Certificates a written resignation, to take effect ten days thereafter, or upon the prior acceptance thereof. Upon the death,





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incapacity or unwillingness to act of Howell E. Begle, Jr. or upon his resignation as Voting Trustee, such person as is unanimously selected by the Trustees of the Irrevocable Trust shall become successor Voting Trustee for Howell E. Begle, Jr.

         8.      Term.

                 (a) The Voting Trust created by this Agreement shall continue in effect until May 20, 2004 (subject to extension as hereinafter set forth).

                 (b) At any time within two years prior to May 20, 2004, or at any time within two years prior to the time of expiration of this Agreement as extended, one or more holders of Voting Trust Certificates hereunder may, by agreement in writing and with the written consent of the Voting Trustee, extend the duration of this Agreement for an additional period not exceeding ten years from the then expiration date. In the event of such extension, the Voting Trustee shall, prior to the time of expiration, as hereinabove provided, as originally fixed or as theretofore extended, as the case may be, file in the principal office of the Company and in the registered office of the Company in the State of Delaware, a copy of such extension agreement and of the consent thereto, and thereupon the duration of this Agreement shall be extended for the period fixed by such extension agreement, provided, however, that no such extension agreement shall extend the term of this Agreement beyond the maximum period then permitted by applicable law or affect the rights or obligations of persons not parties thereto.

                 (c) Upon the termination of this Agreement and upon the delivery of the Voting Trust Certificates to the Voting Trustee, the Shareholders shall receive the number of shares of Stock of the Company which are represented by their Voting Trust Certificates and said transaction shall be recorded on the books of the Company.

         9. Compensation and Reimbursement of Voting Trustee. The Voting Trustee shall serve without compensation. The Voting Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys,and counsel as they may deem necessary and proper for carrying this Agreement into effect. Any such expenses or charges incurred by and due to the Voting Trustee may be deducted from the dividends or other moneys or property received by the Voting Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Voting Trustee or successor trustees, or incapacitate them from serving the Company or any of its subsidiaries as officer or director or in any other capacity, and in any such capacity receiving compensation.





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         10.     Notice.

                 (a) Unless otherwise in this Agreement specifically provided, any notice to or communication with the holders of the Voting Trust Certificates hereunder shall be deemed to be sufficiently given or made if mailed, first-class, postage prepaid, if addressed as follows:


To the Singleton Family           W. Dean Singleton, Trustee
 Revocable Trust:                 4888 Loop Central Drive
                                  Suite 525
                                  Houston, Texas  77081-2211
                    and
                                  Howell E. Begle, Jr., Trustee
                                  Verner, Liipfert, Bernhard
                                    McPherson and Hand Chartered
                                  901 15th Street, NW, Suite 700
                                  Washington, DC  20005

To the Singleton Family           Howell E. Begle, Jr., Trustee
  Irrevocable Trust:              Verner, Liipfert, Bernhard
                                    McPherson and Hand Chartered
                                  901 15th Street, NW, Suite 700
                                  Washington, DC  20005
                    and
                                  Patricia Robinson
                                  c/o Media News Group, Inc.
                                  4888 Loop Central Drive
                                  Suite 525
                                  Houston, TX  77081-2211

To the Voting Trustee             Howell E. Begle, Jr.
                                  Verner, Liipfert, Bernhard
                                    McPherson and Hand Chartered
                                  901 15th Street, NW, Suite 700
                                  Washington, DC  20005

Every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice is deemed given for all purposes.

                 (b) Any notice to the Voting Trustee hereunder may be mailed, first-class, postage prepaid, and sent by registered mail to the Voting Trustee, addressed to her at such address as may from time to time be furnished in writing to the Company by the voting Trustee, and if no such address has been furnished by the Voting Trustee, then to the Voting Trustee in care of the Company.

                 (c) All distributions of cash, securities, or other property hereunder by the Voting Trustee to the holders of Voting Trust Certificates may be made, in the discretion of the Voting





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Trustee, by mail (regular or registered mail, as the Trustee may deem available), in the same manner as hereinabove provided for the giving of notices to the holders of Voting Trust Certificates.

          IN WITNESS WHEREOF, the parties have signed and sealed this Agreement, effective May ___, 1994.

                                        THE SINGLETON FAMILY IRREVOCABLE TRUST


                                        By:
                                           ------------------------------------
                                                Howell E. Begle, Jr., Trustee


                                        THE SINGLETON FAMILY REVOCABLE TRUST



                                        By:
                                           ------------------------------------
                                                Howell E. Begle, Jr., Trustee




                                        VOTING TRUSTEE

                                        ---------------------------------------
                                                Howell E. Begle, Jr.





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                                                                       EXHIBIT A



                    AFFILIATED NEWSPAPERS INVESTMENTS, INC.
                             A DELAWARE CORPORATION
                            VOTING TRUST CERTIFICATE


Certificate No. ______ for ______________ (_____) shares.

         This certifies that ________________________ is the beneficial owner of _____ shares of the Class __ Common Stock of Affiliated Newspapers Investments, Inc., a Delaware corporation (the "Company"), which have been deposited with the Voting Trustee hereinafter named, under the Singleton Family Voting Trust for Affiliated Newspapers Investments, Inc. dated as of _______ ___, 1994, between Howell E. Begle, Jr as Voting Trustee and certain shareholders of the Company. The original of said Voting Trust Agreement is on file with the Voting Trustee. A copy of said Voting Trust Agreement is on file in the registered office of the Company in the State of Delaware, and additional copies thereof may be obtained upon request from the Voting Trustee. This certificate has been issued pursuant to and subject to said Voting Trust Agreement and represents said shareholder-depositor's beneficial interest in said Voting Trust. This Certificate is transferable only on the books of the Voting Trustee by the registered holder either in person or by attorney duly authorized on surrender hereof, and until so transferred, the Voting Trustee shall treat the registered holder as the owner thereof for all purposes.

         The holder of this Voting Trust Certificate takes the same subject to all the terms and conditions of the aforesaid Voting Trust Agreement, and becomes a party to said Voting Trust Agreement and is entitled to the benefits thereof.

         IN WITNESS WHEREOF, the Voting Trustee has caused this Certificate to be signed this ____ day of __________, 1994.


                                               ----------------------------
                                                    Howell E. Begle, Jr.
                                                    Voting Trustee


(Form of Assignment):

         For value received _______________________________ hereby assigns the within certificate, and all rights and interests represented thereby, to ___________________________ and appoints
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 ___________________ attorney to transfer this certificate on the books of the
Trustee mentioned therein, with full power to substitution.

DATED:
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In presence of:

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